SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 18, 2007
(Date of Earliest Event Reported)

AMERICAN INTERNATIONAL INDUSTRIES, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Nevada	0-25223	88-0326480
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Cien Street, Suite 235, Kemah, TX		77565-3077
(Address of Principal Executive Offices)		(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (281) 334-9479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

On June 28, 2006, the Registrant's board of directors recommended and approved the engagement of John A. Braden & Co., P.C. as its independent accountant to audit the Registrant's consolidated financial statements for its fiscal year ending December 31, 2006. Effective January 1, 2007, John A. Braden & Co., P.C. merged with GLO CPAs, LLP, which firm issued its report on the Registrant's consolidated financial statements for the year ended December 31, 2006. As a result of the merger of John A. Braden & Co., P.C. into GLO CPAs, LLP., the board of directors and the audit committee recommended and approved the engagement of GLO CPAs, LLP as the Registrant's auditors for its fiscal year ending December 31, 2007, subject to the vote of shareholders at the registrant's annual meeting to be held on June 21, 2007.

During the period in which John A. Braden & Co., P.C. was engaged as the Registrant's auditor and prior to its merger with GLO CPAs, LLP, there were no disagreements with John A. Braden & Co., P.C. on any matter of accounting principal or practice, financial statement disclosure, or auditing scope or procedure.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) The following documents are filed as exhibits to this report on Form 8-k or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
16	Changes in Registrant's Certifying Accountant, filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American International Industries, Inc.
By: /s/ Daniel Dror, Chief Executive Officer and President

Date: May 31, 2007